UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700

Houston, Texas  77002

(Address of principal executive offices, including zip code)

(281) 408-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

In connection with the completion of certain of the transactions contemplated by the Amended and Restated Securities Purchase and Global Transaction Agreement, dated as of January 12, 2010 (the “Global Transaction Agreement”), by and between Eagle Rock Energy Partners, L.P. (the “Partnership”), Eagle Rock Energy GP, L.P., the general partner of the Partnership (“ERGP”), Eagle Rock Energy G&P, LLC, the general partner of ERGP (“G&P LLC”), Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P. (together with Natural Gas Partners VII, L.P., “Natural Gas Partners”), Montierra Minerals & Production Company, L.P., an affiliate of Natural Gas Partners (“Montierra”), Montierra Management LLC, the general partner of Montierra (“Montierra GP”) and Eagle Rock Holdings, L.P., an affiliate of Natural Gas Partners and the sole, direct or indirect, equity owner of ERGP (“ERH” and, together with Natural Gas Partners, Montierra and the general partner of Montierra, the “NGP Parties”), the Partnership entered into a Contribution Agreement, dated as of May 24, 2010 (the “Contribution Agreement”), by and among the Partnership, ERH and ERGP.

Pursuant to the Contribution Agreement, ERH and ERGP contributed to the Partnership (i) all 20,691,495 outstanding subordinated units of the Partnership and (ii) all of the outstanding incentive distribution rights of the Partnership.

In connection with the execution and delivery of the Contribution Agreement pursuant to the Global Transaction Agreement, the Partnership (i) issued 4,825,211 common units to ERH as payment of the transaction fee contemplated by the Global Transaction Agreement and (ii) adopted and entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as further described under Item 5.03 of this Current Report on Form 8-K.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets

On May 24, 2010, the Partnership completed the disposition of all of its fee mineral and royalty interests as well as its equity investment in Ivory Working Interests, L.P. (collectively, the “Minerals Business”) pursuant to the terms of a Purchase and Sale Agreement, dated as of December 21, 2009 (the “Minerals Purchase and Sale Agreement”), by and between the Partnership’s wholly-owned subsidiaries Eagle Rock Pipeline GP, LLC and EROC Production LLC and BSAP II GP L.L.C., a subsidiary of Black Stone Minerals Company, L.P. (“Black Stone Minerals”).

The transaction was consummated for $171.6 million in cash after purchase price adjustments made to reflect an effective date for the sale of January 1, 2010, as established in the Minerals Purchase and Sale Agreement. Eagle Rock retained approximately $2.9 million of cash from net revenues received after the effective date from the fee mineral and royalty interests business.  Further upward or downward adjustments to the purchase price may occur post-closing to reflect customary true-ups.

The Minerals Business is a diversified set of fee mineral, overriding royalty interests and royalty interests comprised of interests in multiple trends and geologic basins over 5.6 million gross mineral acres (430,000 net mineral acres) and interests in over 2,800 productive wells across 17 states in the United States and the Gulf of Mexico. As of December 31, 2009, these interests had proved reserves of approximately 4.8 Bcf of natural gas and 2.9 MMBbls of crude oil (100% proved developed producing). These interests produced an average of approximately 1.05 MBoe/d (net to our interest) during 2009.

While Black Stone Minerals is not affiliated with the Partnership, it manages a significant portion of the mineral interests owned by the Partnership and constituting the Minerals Business and controls the executive rights on a substantial portion of the Partnership’s minerals.  Black Stone Minerals is also the general partner of Ivory Working Interests, L.P.

The Minerals Purchase and Sale Agreement is more completely described in the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2009.

Unaudited pro forma condensed consolidated financial information giving effect to the Minerals Business sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On May 24, 2010, in connection with the execution and delivery of the Contribution Agreement pursuant to the Global Transaction Agreement, the Partnership issued 4,825,211 common units to ERH as payment of the transaction fee contemplated by the Global Transaction Agreement.  The transaction fee of 4,825,211 common units was calculated by dividing the $29 million transaction fee by a unit price of $6.0101, which represents 90% of the 10-day volume weighted average trading price as of April 24, 2010.

In addition, on May 21, 2010, a majority of the Partnership’s unitholders approved the Global Transaction Agreement, which among other things, contemplates a rights offering by the Partnership.  Pursuant to the terms of the Global Transaction Agreement, the NGP Parties and ERGP will exercise in full all rights received in respect of the 14,369,931 common and general partner units owned by them, resulting in the NGP Parties and ERGP purchasing an aggregate of 5,029,472 common units for aggregate cash consideration of $12,573,680.

Because the issuance of the common units to ERH as payment of the transaction fee did not and the issuance of the common units to ERH in connection with the rights offering will not involve a public offering, the transactions are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereunder.

Item 3.03  Material Modification to Rights of Security Holders

In connection with the completion of certain of the transactions contemplated by the Global Transaction Agreement, ERGP, as general partner of the Partnership and on behalf of the limited partners of the Partnership, entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership.  The description of the Second Amended and Restated Agreement of Limited Partnership of the Partnership is incorporated by reference from Item 5.03 of this Current Report on Form 8-K.

Item 5.01  Changes in Control of Registrant

On May 21, 2010, the Partnership’s unitholders approved the Global Transaction Agreement, which among other things, grants an option in favor of the Partnership, exercisable at the election of the conflicts committee of the board of directors of G&P LLC, to acquire all of the outstanding limited liability company interests of G&P LLC and limited partner interests of ERGP, in exchange for 1,000,000 common units of EROC (the “GP Acquisition Option”).   If the Partnership exercises the GP Acquisition Option, Natural Gas Partners will no longer own or control ERGP, the Partnership’s general partner, and a majority of the board of directors of G&P LLC will be elected by the Partnership’s unitholders who are not affiliated with Natural Gas Partners.

The conflicts committee of the board of directors of G&P LLC may cause the Partnership to exercise the GP Acquisition Option at any time prior to December 31, 2012.  The conflicts committee has indicated that it will cause the Partnership to exercise the GP Acquisition Option as soon as practicable upon its identification of two additional independent director candidates who have agreed to serve on the board of directors of G&P LLC. Following the Partnership’s exercise of the GP Acquisition Option, Natural Gas Partners will have the right to appoint between one and three directors to the board of directors of G&P LLC, provided that it maintains various percentages of ownership of the Partnership’s common units. Based on its current ownership, Natural Gas Partners would have the right to appoint three directors to the board of directors of G&P LLC.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the completion of certain of the transactions contemplated by the Global Transaction Agreement, ERGP, as general partner of the Partnership and on behalf of the limited partners of the Partnership, entered in the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amended and Restated Partnership Agreement”).

Pursuant to the Amended and Restated Partnership Agreement, among other things, (i) the subordinated units and incentive distribution rights of the Partnership were cancelled, (ii) the concepts of a subordination period and a minimum quarterly distribution (and, as a result, the concept of arrearages on the common units) were eliminated and (iii) provisions were included that provide for the Partnership, upon exercise of its option under the Global Transaction Agreement, to acquire ERGP and G&P LLC, which would result in the Partnership owning its general partner and the public unitholders of the Partnership being entitled to elect a majority of the board of directors of G&P LLC.

The foregoing description of the Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On May 24, 2010, the Partnership issued a press release announcing the completion of the sale of its Minerals Business, the contribution and resulting cancellation of all of its subordinated units and incentive distribution rights by ERH, the issuance to ERH of 4,825,211 common units and the adoption of the Amended Partnership Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information set forth in this Item 7.01 and the attached Exhibit 99.2, includes “forward-looking statements.” All statements, other than statements of historical facts, included in this Item 7.01, the attached exhibits, or made during the course of the presentation, that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on certain assumptions made by the Partnership in reliance on its experience and perception of historical trends, current conditions, expected future developments and other factors the Partnership believes are appropriate under the circumstances. Such statements are inherently uncertain and are subject to a number of risks, many of which are beyond the Partnership’s control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statement.

The Partnership undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events. For a detailed list of the Partnership’s risk factors and other cautionary statements, including without limitation risks related to the production, gathering, processing, and marketing of natural gas and natural gas liquids, please consult the Partnership’s Form 10-K, filed with the SEC for the year ended December 31, 2009, and the Partnership’s Forms 10-Q, filed with the SEC for subsequent quarters, as well as any other public filings and press releases.

The information in this Current Report on Form 8-K, including the attached Exhibit 99.2, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial information, including an unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and 2009 and for the years ended December 31, 2009, 2008 and 2007, are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of the Partnership.

10.1	Contribution Agreement, dated May 24, 2010, by and among the Partnership, Eagle Rock Holdings, L.P. and Eagle Rock Energy GP, L.P.

99.1	Unaudited pro forma condensed consolidated financial information.

99.2	Press Release of the Partnership dated May 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: May 24, 2010	By:	/s/ Jeffrey P. Wood
Jeffrey P. Wood
Senior Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

3.1	Second Amended and Restated Agreement of Limited Partnership of the Partnership.

10.1	Contribution Agreement, dated May 24, 2010, by and among the Partnership, Eagle Rock Holdings, L.P. and Eagle Rock Energy GP, L.P.

99.1	Unaudited pro forma condensed consolidated financial information.

99.2	Press Release of the Partnership dated May 24, 2010.